UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2015

EMBARR DOWNS, INC.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-55044	46-3403755
(Commission File No.)	(IRS Employer Identification No.)

205 Ave Del Mar #984 San Clemente, CA 92674
(Address of principal executive offices) (zip code)

(949) 461-1471
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events.

The Company’s Board of Directors has decided to file a Form 15-12G with the United States Securities and Exchange Commission. The Company will continue to file its Quarterly, Annual and Periodic Reports through OTCMarkets.com to maintain its OTC Current Tier Level. The Company made the decision for the following reasons:

a.	The Company expenses related to its reporting requirements are approximately $204,000 per year (or $17,000 per month)

b.

The OTC Markets new bid requirement of $.01 for 30 days for OTCQB. The Company expects that it would have to do a reverse of the stock to obtain the $.01. The Company currently has no plans to reverse the stock.

The Company’s annual expenses to maintain reporting status are broken out as follows:

i.	Audit Expense: $125,000 - $150,000

ii.	New Staff: $70,000

iii.	Legal Expenses: $10,000

iv.	XBRL Fees: $10,000 just to file 10-Qs and 10-K

v.	OTC Markets New Fee: $10,000

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Embarr Downs, Inc.

Dated: January 20, 2015	By:	/s/ Joseph Wade
	Name:	Joseph Wade
	Title:	CEO